Exhibit g(i) under N-1A
                                          Exhibit 10 under Item 601/Reg SK
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                                  STATE STREET

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            IV WINDS FAMILY OF FUNDS - IV WINDS TREASURY MONEY MARKET FUND

             U.S. CUSTODY, ACCOUNTING AND FUND ADMINISTRATION FEE SCHEDULE

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CUSTODY AND FUND ACCOUNTING: Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions. Maintain investment ledgers, provide selected general ledger reports, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily.

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ASSET FEE

      FUND NET ASSETS                                    ANNUAL FEES PER

                                                         Portfolio

      Custody

      First $100 Million                                 1.0 BP
      Excess                                             .50 BP
      * Minimum Fee Per Fund

                                                             $15,000

      Fund Accounting

      First $250 Million                                 1.5 BP
      Next $250 Million                                  1.0 BP
      Excess                                             .50 BP
      Minimum Fee Per Fund                               $39,000



TRANSACTION FEE

                                                         EACH

      Each DTC transaction                               $5.00
      Each Fed Book Entry Transaction                    $3.75
      Each Physical Transaction (NY/Bos., Private        $15.00
      Placement)                                         $5.00
      Government Paydowns                                $25.00
      All other
      FX 3rd Party                                       $50.00


VALUATION FEE

      SOURCE:                                            MONTHLY QUOTE CHARGE
      ------                                             --------------------
      Municipal Bonds via Kenny/S&P or Muller Data       $16
      Corporate, Municipal, Convertible, Government      $13
        Bonds and Adjustable Rate Preferred Stocks via

        IDSI

      Government, Corporate Bonds via Kenny/S&P or       $11
        Muller
      Government, Corporate and Convertible Bonds via    $11
        Merrill Lynch
      Foreign Bonds via Extel                            $10
      Options, Futures and Private Placements            $6
      Listed Equities (including International) and OTC  $6
      Equities

      For billing purposes, the monthly quote charge will be based on the number of positions in each portfolio at month end.

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     Reporting/
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          preparation,  NSAR preparation and filing, drafting of Form 24 notice, audit co-ordination including completion of audit letters, rating and survey agency reporting and daily and periodic client reporting
          ----------------------------------------------------------------------

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Performance:            Total returns (before and after tax) and SEC Yield
calculation oversight

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Treasury Services:      Expense budgeting and invoice processing, distribution
                  forecasting, NAV oversight
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            AVERAGE ASSETS                BASIS POINTS: 1/100TH OF 1%
            --------------                ---------------------------
            First $250 Million/Fund                   1.50
            Next $250 Million/Fund              1.00
            Excess                                    0.50
            Minimum Fee per fund                $45,000


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SPECIAL SERVICES:

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Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. These services include, but are not limited to, the following, self directed securities lending, linkages/feeds with third party lending agents, development of customized reports, financial reporting, and access to State Street systems.

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OUT-OF-POCKET EXPENSES:

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A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

o     Communications costs (telephone,     o     Third-party internal control
   lease lines, etc.)                         review letter
o     Wire charges ($3.00 in and out)      o     Subcustodian out-of-pocket
o     Postage and insurance                   charges (market fees, registration
o     Courier service                         fees, stamp duties, etc.)
o     Non-recurring legal fees             o     SWIFT charges
o     Printing of shareholder reports and  o     17f-5 review
   SEC filing                              o   Travel and lodging for Board
                                              meetings if attendance is required

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Payment:

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The above fees will be charged monthly against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices. This fee schedule is effective upon commencement of operations.

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IV WINDS                                   STATE STREET

FAMILY OF FUNDS

BY:                                        BY:
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TITLE:                                     TITLE:
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DATE:                                      DATE:
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